                                                                     EXHIBIT 3.1




                           ARTICLES OF INCORPORATION

                                       OF


                         SONOMA QUICKSILVER MINES, INC.


                                    * * * *


KNOW ALL MEN BY THESE PRESENTS;

         That the undersigned do hereby associate themselves into a corporation under and by virtue off an Act of the Legislature of the State of Nevada, entitled "An Act Providing a General Corporation Law", approved March 21, 1925, and all acts mandatory hereof and/or additional thereto, and do hereby certify and adopt the following Articles of Incorporation.

                                   ARTICLE I.

         The name of the corporation is:

         SONOMA QUICKSILVER MINES, INC.

                                  ARTICLE II.

         The location of the principal office of the company in the State of Nevada is Room 211, No. 205 North Virginia Street, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada, as may from time to time be determined on by the Board of Directors.

                                  ARTICLE III.

         The purposes for which said corporation is formed are:

         (a) To carry on the business of mining, milling, concentrating, converting, smelting, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel, quicksilver, tungsten and all kinds of ores, metals and minerals, and the products and by-products thereof, of every kind and description and by whatsoever process the same can or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto; to locate, purchase, lease or otherwise acquire, mining rights, timber rights, oil and gas rights, mines, buildings, dwellings, reduction plants and/or smelters, machinery, tools and other properties whatsoever which this corporation may from time to time find to be for its advantage and purposes; to mine and market any mineral or other product that may be found in or on such lands, and to explore, work, exercise, develop or turn to account the same; to construct and operate railways and tramways for mining and moving said ores and the products thereof; to build and lease houses for the use of miners and others, including the purchase and sale of same;

 (b) To subscribe for or cause to be subscribed for, to purchase or otherwise acquire; to undertake and/or assume; to guarantee, hold, own, control and/or manage; to sell, assign, transfer, exchange and/or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, collateral, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind or description, or any part thereof, of any other person or persons, firm or firms, government or governments, corporation or corporations, association or associations, and also shares, rights, units or interest in or in respect of any trust estate now or hereafter existing, and whether created by or under the laws of the State of Nevada, or any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such firms, corporations, associations, persons and trust estates, or the trustees thereof, or in the name of this corporation, and while the owner, holder, assignee, underwriter or manager thereof, to exercise all the rights, powers and privileges of ownership thereof of every kind and description, including any right to vote thereon, or respecting the same, with power to designate same person or persons for that purpose from time to time, and to the same extent as natural persons might or could do;

 (c) To own, acquire, buy and sell real estate and any interest of any kind whatsoever therein and to carry on a general real estate and construction business in connection therewith;

 (d) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation;

         The enumeration of the foregoing powers shall not in anywise be deemed to be a limitation upon the powers of the corporation, but shall be in furtherance of and in addition to the powers which it is authorized to exercise under "An Act to Provide a General Corporation Law", approved March 21, 1925, and acts amendatory and supplemental thereto.

                                  ARTICLE IV.

         The total authorized capital stock of the corporation is Twenty Thousand Dollars ($20,000.00), divided into two hundred thousand (200,000) shares of the par value of Ten Cents (10c.) each.

                                   ARTICLE V.

         The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall be non-assessable and shall not be subject to assessment to pay the debts of the corporation.

                                  ARTICLE VI.

         Members of the Governing Board shall be known as "Directors" and the number thereof shall be not less than three nor more than seven, the exact number to be fixed by the By-Laws of the corporation, provided that the number so fixed by the By-Laws may be increased or decreased from time to time.
         The names and addresses of the first Board of Directors are as follows:


             NAME                                    ADDRESS
             ----                                    -------
         H. D. Tudor                                 35 Congress Street
                                                     Boston, Massachusetts

         C. Loring                                   206 N. Virginia St.
                                                     Reno, Nevada

         V. Birks                                    206 N. Virginia St.
                                                     Reno, Nevada

                                  ARTICLE VII.

         The names and post office addresses of each of the subscribers signing the Articles of Incorporation are as follows:

              NAME                                   ADDRESS
              ----                                   -------

         C. Loring                                   206 N. Virginia St.
                                                     Reno, Nevada

         V. Birks                                    206 N. Virginia St.
                                                     Reno, Nevada

         P. R. Weber                                 206 N. Virginia St.
                                                     Reno, Nevada


                                 ARTICLE VIII.

         A resolution in writing, signed by all the members of the Board of Directors, shall be and constitute action by the said Board of Directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting, and it shall be the duty of the secretary to record every such resolution in the minute book of the company, under its proper date.

                                  ARTICLE IX.

         This corporation is to have perpetual existence.

                                   ARTICLE X.

         The directors shall have the power to make and alter the By-Laws of the corporation. By-Laws made by the directors under the power so conferred may be altered, amended or repealed by the directors or by the stockholders at any meeting called and held for that purpose.

                                 ARTICLE XI.

         All treasury stock of this corporation may be sold by the Board of Directors of the company at either public or private sale or by offering the same for subscription upon such terms, conditions and at such price as the Board of Directors shall from time to time deem proper, and it shall not be necessary for the Board of Directors to offer to the stockholders of the corporation any new stock of the company, and a stockholder shall not have the right to purchase his pro rata share of any new stock or of treasury stock of the company at the price at which it is offered to others, unless the Board of Directors shall deem such action advisable.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, and executed these presents, this 10th day of June, 1940.

                                          /s/  C. Loring               (SEAL)
                                              -------------------------



                                          /s/  V. Birks                (SEAL)
                                              -------------------------


                                          /s/  P. R. Weber             (SEAL)
                                              -------------------------

STATE OF NEVADA,          )
                          )  SS:
COUNTY OF WASHOE.         )

         On this 10th day of June, 1940, before me the undersigned, Audrey Annetti a Notary Public in and for the County and State aforesaid, personally appeared C. LORING, V. BIRKS and P. R. WEBER, know to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Audrey Annetti
                                              ---------------------------

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                         SONOMA QUICKSILVER MINES, INC.
                      ------------------------------------

                         -----------------------------


                            FILED AT THE REQUEST OF

                         WOODBURN, FORMAN AND WOODBURN
                         -----------------------------
                                ATTORNEYS AT LAW
                                #206 W. VA. ST.
                                  RENO, NEVADA


                                 FEB. 21, 1955
                                     (DATE)


                               /S/ JOHN KOONTZ
                    ---------------------------------------
                       JOHN KOONTZ, SECRETARY OF STATE


                    BY
                      -----------------------------------
                          DEPUTY SECRETARY OF STATE



                    NO  214-60
                       -----------


                    FILING FEE $ 50.00
                                 -------

                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                         SONOMA QUICKSILVER MINES, INC.


                 The undersigned, H.D. TUDOR and K.R. MENARY, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected and acting President and Secretary of SONOMA QUICKSILVER MINES, INC., a Nevada corporation, and further that:

                 At a special meeting of the Board of Directors of said corporation, duly held at the office of the corporation at 41 Setter Street, San Francisco, California, at 10:00 o'clock a.m. on January 20, 1955, at which meeting there was at all times present and acting a quorum of the members of said Board, the following resolutions were duly adopted:

                 "RESOLVED; that an endorsement to Article 4 of the Articles of Incorporation is advisable and a special meeting of the stockholders is hereby ordered to be called for February 11, 1955 at the hour of 10:00 o'clock a.m. thereof to be held at the Company's office at 206 North Virginia Street, Reno, Nevada, to vote to amend Article 4 of the Articles of Incorporation and for the purpose of considering the transfer of certain amounts from surplus accounts of the company to its capital account, the purpose being to enable the increase in authorized shares of stock from 200,000 to 2,000,000 shares at a par value of ten cents each, the affect of which would be to split the outstanding shares on a ten for one basis; said resolution and amendment to read as follows:

                 "That $20,604.99 now in the Donated Surplus Account and that $87,395.01 now in the Reserve Surplus Account be transferred to Capital Account.

                 "Article 4. The total authorized capital stock of the Corporation is Two Hundred Thousand Dollars divided into two million shares of the par value of ten cents each."

                 That at a special meeting of the stockholders of SONOMA QUICKSILVER MINES, INC. held at the office of the corporation at 206 North Virginia Street, Reno, Nevada, at 10:00 o'clock a.m. on February 11, 1955, held and noticed in accordance with Section 7 and Section 27 of the Domestic and Foreign Corporation Laws of the State of Nevada, at which 112,312 shares out of 120,000 shares then outstanding and entitled to vote were present in person or by proxy, 112,312 shares voted in favor of the amendment to the Articles of Incorporation of the corporation as hereinafter set forth:

                 "RESOLVED, That Article 4 of the Articles of Incorporation be amended to read as follows:

                 "The total authorized capital stock of the corporation is Two Hundred Thousand Dollars divided into two million shares of the par value of ten cents each."

                 IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 17th day of February, 1955.


                                                  SONOMA QUICKSILVER MINES, INC.


                                                  By  /s/  H.D. Tudor
                                                    --------------------------
                                                           President


                                                  By  /s/  E.R. Menary
                                                    --------------------------
                                                           Secretary

STATE OF CALIFORNIA       )
CITY AND                  )       SS.
COUNTY OF SAN FRANCISCO   )

                 On this 17th day of February, 1955, personally appeared before me, a Notary Public in and for said county and state, H.D. TUDOR and E.R. MENARY, known to me to be the President and Secretary of the corporation that executed the foregoing instrument, and upon oath, did depose that they are the officers of said corporation as above designated that they are acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporation seal of said corporation; that the signatures to said instrument were made by officers of said corporation as indicated after said signatures; and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                  /s/  Louis M. Reincke
                                                  -----------------------------
                                                  Notary Public

                                                  [Notary Seal]

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                         SONOMA QUICKSILVER MINES, INC.
                         ------------------------------



                         ---------------------------


                            FILED AT THE REQUEST OF

                         MCCUTCHEN, THOMAS, MATTHEW,
                         ---------------------------
                             GRIFFITHS & GREENE
                              COUNSELORS AT LAW
                         ---------------------------
                              BALFOUR BUILDING
                           SAN FRANCISCO 4, CALIF.
                         ---------------------------


                                SEP. 18, 1956
                                -------------
                                   (DATE)


                              /S/  JOHN KOONTZ
                      -----------------------------------
                        JOHN KOONTZ, SECRETARY OF STATE


                      BY
                       ---------------------------------
                          DEPUTY SECRETARY OF STATE



                      NO  214-40
                          ---------

                      FILING FEE $ 35.00
                                   --------

                         SONOMA QUICKSILVER MINES, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                       AMENDED ARTICLES OF INCORPORATION



                 SONOMA QUICKSILVER MINES, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify and state the adoption and manner of adoption of an amendment of the Amended Articles of Incorporation of the corporation as follows:

                 (1) That a special meeting of the Board of Directors of the corporation was duly and regularly held at 10:00 o'clock in the forenoon on Wednesday, August 8, 1956 at the then principal office for the transaction of business of the corporation in the State of California, 41 Sutter Street, San Francisco, California, at which meeting there were present and acting a quorum and a majority of the said Board of Directors, the full number of which Board comprises five (5) members; that said meeting was duly and regularly adjourned to 10:00 o'clock in the forenoon on Thursday, August 9, 1956, at said office, at which adjourned meeting there were present and acting a quorum and a majority of the said Board of Directors.

                 (2) That at said adjourned meeting certain resolutions were adopted with reference to the amendment of Article IV of the Amended Articles of Incorporation of the corporation; that a full, true and correct copy of said resolutions is as follows:

                 WHEREAS, the Amended Articles of Incorporation of this corporation, as amended by Certificate of Amendment filed in the office of the Secretary of State of the State of Nevada on February 21, 1955, authorize this corporation to issue 2,000,000 shares of capital stock of the par value of ten cents (10c.) per share; and

                 WHEREAS, it is deemed desirable and in the best interest of this corporation to amend Article IV of its Amended Articles of Incorporation to increase the authorized number of shares of capital stock by 3,000,000;

                 NOW, THEREFORE, BE IT RESOLVED and it is hereby provided that
         Article IV of the Amended Articles of Incorporation of this corporation shall be amended to read as hereinafter set forth in full as follows:

                 "IV. The total authorized capital stock of the corporation is Five Hundred Thousand Dollars ($500,00) divided into five million (5,000,000) shares of the par value of ten cents (10c.) each."

                 FURTHER RESOLVED that the Board of Directors of this corporation hereby approves and adopts said amendment of Article IV of said Amended Articles of Incorporation.

                 FURTHER RESOLVED that the President or Vice-President of this corporation be and he hereby is authorized and directed to submit or cause to be submitted these resolutions and the foregoing amendment of
         Article IV of the Amended Articles of Incorporation of this corporation to the shareholders of this corporation for their approval and adoption at the regular annual meeting of shareholders to be held on Monday, September 10, 1956.

                 (3) That all of the directors present and acting at said adjourned meeting, to wit, four (4) directors, voted in favor of said resolutions; that said vote of four (4) directors constituted the vote of a majority of directors of the corporation in favor of said resolutions.

                 (4) That said resolutions of said Board of Directors and said amendment of Article IV of the Amended Articles of Incorporation of the corporation thereby adopted were approved and adopted by the vote of the shareholders holding at least a majority of the voting power of the corporation, namely the holders of at least a majority of the total of all outstanding shares of capital stock of the corporation; that such vote was taken at the annual meeting of the shareholders of the corporation duly and regularly held and noticed in accordance with the laws of the State of Nevada at the hour of 11:00 o'clock in the forenoon on Monday, the 10th day of September, 1956, at Room 1209, De Young Building, Market and Kearny Streets, San

Francisco, California; that a full, true and correct copy of the resolutions adopted by such votes at said annual meeting of the shareholders of the corporation is as follows:

                 WHEREAS, at a special adjourned meeting of the Board of Directors of this corporation duly and regularly held at the then principal office for the transaction of the business of the corporation in the State of California, 41 Sutter Street, San Francisco, California, on Thursday, August 9, 1956 at 10:00 o'clock in the forenoon, at which meeting a quorum of said board of Directors was present and acting, said Board of Directors did adopt certain resolutions providing for and approving and adopting an amendment of
         Article IV of the Amended Articles of Incorporation of the corporation, which said resolutions and said amendment were and are in the words and figures followings:

                 (Here in the original appears verbatim a copy of the resolutions of the Board of Directors of this corporation which are set forth in full in paragraph (2) hereof.)

                 NOW THEREFORE BE IT RESOLVED and it is hereby provided that the foregoing resolutions of the Board of Directors be and they hereby are adopted and approved by the shareholders of this corporation; that
         Article IV of the Amended Articles of Incorporation of this corporation be amended in the manner provided by said resolutions of the board of Directors hereinabove set forth; that said amendment of
         Article IV of the Amended Articles of Incorporation be and it is hereby adopted and approved by the shareholders of this corporation; that the shareholders of this corporation hereby consent to said amendment of Article IV of the Amended Articles of Incorporation of this corporation and that the wording of Article IV of the Amended Articles of Incorporation is hereby established by providing that
         Article IV of the Amended Articles of Incorporation shall be amended so as to read as hereinabove set forth in full.

                 That said amendment was approved and adopted by the vote of 1,437,863 shares of capital stock of the corporation out of a total of 1,____________ shares then issued and outstanding and entitled to vote and represented in person or by proxy at said annual meeting.

                 IN WITNESS WHEREOF, the said Sonoma Quicksilver Mines, Inc. has caused this certificate to be executed by its Vice-President and Assistant Secretary thereunto duly authorized, and its corporate seal to be hereunto affixed this 10th day of September, 1956.


                                        SONOMA QUICKSILVER MINES, INC.


                                        By  /s/  S. R. Smith
                                          -----------------------------------
                                                 Its Vice-President


                                        By  /s/   A. C. Greene, Jr.
                                          ------------------------------------
     (Corporate Seal)                             Its Assistant Secretary

         STATE OF CALIFORNIA      )
                                  )       ss.
City and County of San Francisco  )


                 On this 10th day of September, 1956, before me, HAZEL TROWBRIDGE, a Notary Public in and for the said City and County and State, residing therein, duly commissioned and sworn, personally appeared S.R. Smith and A.C. Greene, Jr., known to me to be the Vice-President and Assistant Secretary, respectively, of Sonoma Quicksilver Mines, Inc., the corporation named in and which executed the within and foregoing instrument, and known to me to be the persons who executed the within instrument on behalf of the said corporation therein named, and acknowledged to me that such corporation executed the same pursuant to its by-laws or a resolution of its board of directors.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, at my office in the City and County and State aforesaid, the day and year in this certificate first above written.

                                   /s/  Hazel Trowbridge
                               ----------------------------------------------
                                        NOTARY PUBLIC
                                  in and for the City and County of
                                  San Francisco, State of California

                                        My Commission Expires October 4, 1956
                                                  (Notarial Seal)

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

                                       OF

                           SONOMA INTERNATIONAL, INC.
                           --------------------------


                      ------------------------------------



                            FILED AT THE REQUEST OF

                       RICHARD L. GREENE, ATTORNEY AT LAW
                       ----------------------------------
                          BRONSON, BRONSON & MCKINNON
                             255 CALIFORNIA STREET
                           SAN FRANCISCO, CALIFORNIA


                               NOVEMBER 13, 1968
                               -----------------
                                     (DATE)



                              /S/  JOHN KOONTZ
                   ---------------------------------------
                       JOHN KOONTZ, SECRETARY OF STATE


                   BY      /S/
                    -------------------------------------
                       (BY) DEPUTY SECRETARY OF STATE



                   NO  214-40
                       ---------

                   FILING FEE $ 50.00
                                -------

                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                           SONOMA INTERNATIONAL, INC.


                 SONOMA INTERNATIONAL, INC., a Nevada corporation, by its President, C.O. REED, and its Secretary, EDWARD T. KOFORD, does hereby certify:

         1. That at a meeting of the Board of Directors of said corporation duly held at San Francisco, California, on August 17, 1968, the board passed resolutions declaring that the changes and amendments in the Articles of Incorporation hereinafter set forth are each advisable, and called a special meeting of the shareholders entitled to vote for the consideration thereof.

         2. That on October 28, 1968, pursuant to such call of the board of Directors, and upon notice given to each shareholder of record entitled to vote upon amendment to the Articles of Incorporation as provided by law, a special meeting of the shareholders of the corporation was held, at which meeting shareholders holding 2,288,895 shares of capital stock, entitling them to exercise at least a majority of the voting power, were present in person or represented by proxy, and that the following occurred:

                 (a) Shareholders holding 2,258,895 shares of capital stock, entitling them to exercise at least a majority of the voting power, voted in favor of the following amendment to the Articles of Incorporation:

                 That Article I of said Articles of Incorporation be amended to read as follows:"

                                  ARTICLE I

                 The name of the corporation is SONOMA MINES, INC."

                 (b) Shareholders holding 2,191,942 shares of capital stock, entitling them to exercise at least a majority of the voting power, voted in favor of the following amendment to the Articles of Incorporation:

                 That Article IV of said Articles of Incorporation be amended to read as follows:

                                " ARTICLE IV

                          The total authorized capital stock of the corporation is Eight Hundred Thousand Dollars ($800,000.00), divided into Two Million (2,000,000) shares of the par value of Forty Cents (40c.) each. "


         3. The total number of shares of said corporation, having voting power, issued and outstanding at the time of the above mentioned special meeting of shareholders was 4,361,348.


                 IN WITNESS WHEREOF, SONOMA INTERNATIONAL, INC. has caused this certificate to be signed by its President and its Secretary, and its corporate seal to be affixed hereto this 3rd day of October, 1968, at Guernville, California.


                                  SONOMA INTERNATIONAL, INC.


                                  By  /s/  C. D. Reed
                                     ---------------------------------
                                                          President


         (SEAL)                   By  /s/  Edward T. Koford
                                     ---------------------------------
                                                          Secretary

STATE OF CALIFORNIA       )
                          )        ss.
COUNTY OF SONOMA          )



                 On this 28th day of October, in year one thousand nine hundred and sixty-eight, before me, DWIGHT S. ALLEN, a Notary Public, State of California, duly commissioned and sworn, personally appeared C. O. REED and EDWARD T. KOFORD, known to me to be the President and Secretary, respectively, of the corporation described in and that executed the within instrument, and also known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

                 IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal in the City and County of San Francisco the day and year in this certificate first above written.



                                             /s/  Dwight S. Allen
                                           ----------------------------------
                                           Notary Public in and for the
         [Notary Seal]
                                           County of Sonoma, State of California

                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                               SONOMA MINES, INC.




                            Filed at the Request of

                          Bronson, Bronson & McKinnon
                                  Law Offices
                               555 California St.
                        San Francisco, California 94104

                                 June 25, 1971


                              /s/  John Koontz
                        -------------------------------
                        John Koontz, Secretary of State


                          /s/
                         ------------------------------
                         (ET) Deputy Secretary of State

                                  No.: 214-40
                              Filing Fee: $150.00

                            CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                               SONOMA MINES, INC.

         SONOMA MINES, INC., a Nevada corporation, by its president, C.O. Reed, and its assistant secretary, Jean Hembre, does hereby certify:

         1. That at a meeting of the Board of Directors of said corporation duly held at San Francisco, California, on April 23, 1971, the Board of Directors passed resolutions declaring that the changes and amendments in the Articles of Incorporation hereinafter set forth are each advisable, and called a special meeting of the shareholders entitled to vote for the consideration thereof.

         2. That on June 23, 1971, pursuant to such call of the Board of Directors, and upon notice given to each shareholder of record entitled to vote upon amendment to the Articles of Incorporation as provided by law, a special meeting of the shareholders of the corporation was held, at which meeting shareholders holding 695,114 shares of capital stock, entitling them to exercise at least a majority of the voting power, were present in person or represented by proxy, and that the following occurred:

                 a. Shareholders holding 654,081 1/2 shares of capital stock entitling them to exercise at least a majority of the voting power, voted in favor of the following amendment to the Articles of
         Incorporation:

                          That Article I of said Articles of Incorporation be amended to read as follows:


                                   "ARTICLE I

                          The name of this corporation

                           is SONOMA INTERNATIONAL."

                 b. Shareholders holding 663,103 shares of capital stock, entitling them to exercise at least a majority of the voting power, voted in favor of the following amendment to the Articles of
         Incorporation:

                      That Article IV of said Articles of

                  Incorporation be amended to read as follows:

                                  "ARTICLE IV

                          The total authorized capital stock of the corporation
                 is Two Million Dollars ($2,000,000.00), divided into five million ($5,000,000.00) shares of the par value of Forty Cents ($.40) each."

         3. The total number of shares of said corporation having voting power, issued and outstanding at the time of the above mentioned special meeting of shareholders was 1,090,100.

         IN WITNESS WHEREOF, Sonoma Mines, Inc. has caused this certificate to be signed by its President and its Assistant Secretary, and its corporate seal to be affixed hereto this 23rd day of June, 1971, at San Francisco, California.


                                        SONOMA MINES, INC.



                                        By: /s/  C.O. Reed
                                           ---------------------------
                                            President


                                        By: /s/  Jean Hembre
                                           ---------------------------
                 (Seal)                     Assistant Secretary

STATE OF CALIFORNIA               )
                                  )      SS
CITY AND COUNTY OF SAN FRANCISCO  )


         On this 23rd day of June, in the year One Thousand Nine Hundred and Seventy-one, before me, Jean A. Ross, a Notary Public, State of California, duly commissioned and sworn, personally appeared C.O. Reed and Jean Hembre, known to me to be the President and Assistant Secretary, respectively, of the corporation described in and that executed the within instrument, and also known to me to be the persons who executed the stated instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the City and County of San Francisco the day and year in this certificate first above written.



         (Notary Seal)                       /s/  Jean A. Ross
                                           ----------------------------------
                                           Notary Public in and for the
                                           City and County of San Francisco
                                           State of California